POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and/or officer of NEW JERSEY RESOURCES CORPORATION or a subsidiary thereof, (the "Corporation"), does hereby make, constitute and appoint Richard Reich, Amanda Mullan and Alex Gonzalez, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation for purposes of carrying out the following actions:

(i) execution for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16 ("Section 16") of the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules (the "Rules") promulgated thereunder by the Securities and Exchange Commission (the "SEC");

(ii) performance of any and all acts for and on behalf of the undersigned which are necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the filing of such form with the SEC, the New York Stock Exchange or such other agencies or persons as may be legally required;

(iii) performance of any and all other actions related to or in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be necessary, appropriate or desirable to comply with the applicable requirements of Section 16 of the Exchange Act and Rules.

The undersigned has executed this power of attorney in order to grant each such attorney-in-fact full power and authority to perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, with full power of substitution or revocation, hereby ratifying and confirming all actions that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done.

The undersigned hereby acknowledges and agrees that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, shall not assume any of the undersigned's responsibilities or obligations to comply with Section 16 of the Exchange Act and the Rules. This Power of Attorney shall not be affected by the subsequent disability or legal incompetence of the undersigned.

This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 16, whichever occurs first.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 29th day of March, 2017.

Nancy A. Washington
New Jersey Resources Corporation